Exhibit 10.1

AMENDMENT

to the

FIRST FINANCIAL BANK

EXECUTIVE DEFERRED COMPENSATION PLAN

WHEREAS, First Financial Bank maintained the First Financial Bank Executive Deferred Compensation Plan, as amended and restated effective January 1, 2003 (the “Plan”);

WHEREAS, First Financial Bank merged with and into Willow Grove Bank (the “Bank”), pursuant to the Agreement and Plan of Merger dated January 20, 2005, by and between Chester Valley Bancorp Inc. and Willow Grove Bancorp, Inc. (the “Merger”);

WHEREAS, in connection with the Merger, the Plan was amended to freeze participation and to cease further deferrals of compensation;

WHEREAS, Section 5.2 of the Plan provides that any amounts credited to the Account of a Participant or Inactive Participant shall accrue interest compounded annually;

WHEREAS, the Bank, as successor employer, wishes to amend the Plan to provide that amounts deferred by a Participant or an Inactive Participant may be invested in the hypothetical investment choices as offered under the Willow Grove Bancorp, Inc. Deferred Compensation Plan (the “Willow Grove Plan”), as such investment elections may exist from time to time; and

WHEREAS, the Board of Directors of the Bank has the authority under Section 13 of the Plan to amend the Plan.

NOW THEREFORE, effective the date this amendment is executed, the Plan is hereby amended, as follows:

1.                                       In the cover page of the Plan the reference to “First Financial Bank” is changed to “Willow Grove Bank.”

2.                                       All references in the Plan to “First Financial Bank” are changed to “Willow Grove Bank.”

3.                                       Section 2.1(f) of the Plan is amended and restated in its entirety as follows:

“Company” refers to Willow Grove Bank.

4.                                       Section 5.2 of the Plan is amended to read in its entirety as follows:

5.2                                 Investment of Account Balances.

(a)                                  Interest Accruals.  Any amounts credited to the Account of a Participant or Inactive Participant as a result of the deferral of all or part of his or her Compensation shall accrue interest compounded annually, until such time as the Participant or Inactive Participant shall elect another Investment Choice as provided below.  The accrual of interest begins and the compounding of interest occurs on January 1 of each Plan Year, except for the first Plan Year, where the compounding of interest shall begin on the Effective Date.  The rate at which interest accrues shall be equal to the average of the three-month LIBOR for the calendar year preceding the Plan Year plus 360 basis points, or such higher rate established by the Committee provided, however, that in no event shall the rate be less than five percent (5%) nor greater than twelve percent (12%).  If the full amount of such interest accruals are allocated to a Participant’s Account, any federal, state, or local income or employment tax consequences attributable to interest accruals under this Section 5.2 shall be borne by or inure to the benefit of the Company.  If the Company establishes a rabbi trust for all or a portion of the amounts credited to a Participant’s Account, their earnings or losses on such credited amounts shall be determined under that trust agreement.

(b)                                 Hypothetical Investment Choices.  The Committee shall establish one or more hypothetical investment choices (“Investment Choices”) under this Plan and may add to or change or discontinue any Investment Choice included in the list of available Investment Choices in its absolute discretion; however, the Plan may not offer the common stock of Willow Grove Bancorp, Inc. as an Investment Choice.  An Investment Choice must qualify as a notional investment measure that qualifies as a predetermined actual investment within the meaning of Treasury Regulation Section 31.3121(v)(2)-(1)(d)(2), which generally will require an Investment Choice to be an actual available investment (for example, a mutual fund or common stock and not based on the greater of the rate of return of two or more actual investments).

(c)                                  Allocation and Reallocation of Investment Choices.  A Participant may allocate amounts credited to his or her Account to one or more of the Investment Choices authorized under the Plan.  Subject to the rules established by the Committee, a Participant may reallocate amounts credited to his or her Account (to be effective as soon as administratively practicable) to one or more of such Investment Choices, by filing with the Committee a notice, in such form as may be specified by the Committee.  The Committee may restrict allocations or reallocations by specified Participants into or out of specified Investment Choices or specify minimum amounts that may be allocated or reallocated by a Participant; however, any such allocation or reallocation shall be made in accordance with all applicable provisions of the Exchange Act and the regulations promulgated thereunder, including but not limited to, Section 16(b) and the regulations thereunder.

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(d)                                 Investment Return.  In order to simulate an investment return for the amounts held in each Participant’s Account, the account balance shall be reduced for the reasonable transaction costs associated with the Participant’s investment directions and be adjusted to recognize the hypothetical income, appreciation and depreciation generated by the hypothetical investments that the Account is deemed to be invested in.

(e)                                  Trust.  The Committee has deposited in the Trust Agreement for the Willow Grove Bancorp, Inc. Deferred Compensation Plan, which is designed to constitute a “rabbi trust,” amounts of cash or other property in an amount not exceeding the amount of the Company’s obligations with respect to the Participants’ Account established under this Section 5.2.

5.                                       Section 13(a) of the Plan is hereby amended to add the last sentence at the end thereof:

Notwithstanding anything in the Plan to the contrary, the Board of Directors of the Company may amend in good faith any terms of the Plan, including retroactively, in order to comply with Section 409A of the Code.

6.                                       All capitalized terms used but not defined herein shall have the meaning as set forth in the Plan.

7.                                       In all other respects, the provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed this 25th day of October 2005.

WILLOW GROVE BANK

By:	/s/ Donna M. Coughey
Donna M. Coughey
President and Chief Executive Officer

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FIRST FINANCIAL BANK

EXECUTIVE DEFERRED COMPENSATION PLAN

AS AMENDED AND RESTATED

EFFECTIVE JANUARY 1, 2003

FIRST FINANCIAL BANK

EXECUTIVE DEFERRED COMPENSATION PLAN

First Financial Bank hereby establishes the First Financial Bank Executive Deferred Compensation Plan effective November 1, 2002.

1.             PURPOSE

The primary purpose of the Plan is to provide deferred compensation to a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA, through an unfunded “top hat” arrangement exempt from the fiduciary, funding, vesting, and plan termination insurance provisions of Title I and Title IV of ERISA (“Top Hat”).  More specifically, the Company has adopted this Plan to provide Employees with the opportunity to defer part or all of that portion of their Compensation.

2.             DEFINITIONS AND CAPITALIZED TERMS

2.1.         When used in this Plan document, the capitalized terms set forth in alphabetical order herein have the definitions specified below unless the context in which the term appears clearly requires a different meaning.

a.             “Account” refers to the bookkeeping entries established and maintained by the Company or the Committee for the purpose of recording (i) the amounts of Compensation deferred by an Employee under this Plan, (ii) any investment earnings, losses, interest accruals, administrative expenses, etc. with respect to those amounts, and (iii) any distributions to an Employee or Beneficiary.

b.             “Beneficiary” refers to the person or entity selected to receive any portion of an Employee’s Account that has not been distributed from the Plan at the time of the Employee’s death.  Such designation shall be on a form provided or approved by the Plan Administrator, and such designation shall be effective when the form is received by the Committee.  If an Employee fails to designate a Beneficiary or no designated Beneficiary survives the Employee, or, if not a natural person, does not continue in effect the Plan Administrator will direct payment of benefits to the Employee’s spouse, if the Employee is married at the date of his or her death; or to the Employee’s estate, if the Employee is not married at the time of his or her death.  For purposes of this subsection, an Employee who is legally separated or who has been abandoned within the meaning of state law shall not be regarded as married.  In the event of a conflict between the designation of Beneficiary hereunder and the designation of Beneficiary under a Participant’s will, the designation of Beneficiary hereunder shall govern.  If the Participant is married and he or she and his or her spouse as applicable, die under circumstances under which the survivor cannot be determined, it shall be presumed that the Participant was the survivor.

c.             “Board” refers to the Board of Directors of the Company.

d.             “Code” refers to the Internal Revenue Code of 1986, as amended from time to time, and successor Codes thereto as amended.

e.             “Committee” refers to the Administrative Committee established pursuant to Section 15.1 that acts on behalf of the Company in discharging the Company’s duties as the Plan Administrator.  Notwithstanding any other provision of the Plan document, any member of the Committee or any other officer or employee of the Company who exercises discretion or authority on behalf of the Company shall not be a fiduciary of the Plan merely by virtue of his or her exercise of such discretion or authority.  The Board shall identify the Company officers who shall serve as members of the Committee.  Because this Plan is a “top hat” arrangement, neither the Company nor the Committee shall be subject to the fiduciary duties imposed by ERISA.

f.              “Company” refers to First Financial Bank.

g.             “Compensation” refers to an Employee’s total cash remuneration (without regard to any limits imposed by or with reference to Section 401(a)(17) of the Code).

h.             “Controlled Group” refers to all corporations and entities which with the Company are treated as a controlled group within the meaning of Section 414(b) and (c) of the Code.

i.              “Disability” refers to a condition determined by the Company’s long term disability carrier to be one which makes the Employee entitled to disability benefits under the Company’s long term disability plan as from time to time in effect.

j.              “Effective Date” refers to November 1, 2002.

k.             “Employee” refers to any employee of the Company within the meaning of Section 3121(d) of the Code, who is highly compensated or a member of management within the meaning of Section 201(2), 301(a)(3), and 401(a)(1) of ERISA selected by the President of the Company to participate in this Plan.

l.              “ERISA” refers to the Employee Retirement Income Security Act of 1974, as amended from time to time.

m.            “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any valid regulations issued thereunder.

n.             “Inactive Participant” refers to an Employee who deferred Compensation under the Plan during a previous Plan Year but who does not defer any Compensation payable during the current Plan Year and to a Participant who has had a Termination of Employment but still has a vested, accrued benefit.

o.             “Matching Contributions” refers to amounts described in Section 5.4.a below.

p.             “Participant” refers to an eligible Employee who elects to defer under the Plan part or all of his or her Compensation earned during the applicable Plan Year.

q.             “Plan” shall mean this Executive Deferred Compensation Plan, as amended from time to time.

r.              “Plan Administrator” refers to the Company.

s.             “Plan Year” refers to the calendar year.

t.              “Securities Act” refers to the Securities Act of 1933, as amended, and any valid regulations issued thereunder.

u.             “Substantially Equal Annual Installments” refers to an annual installment payment over the number of years selected by the Participant in accordance with this Plan, calculated as follows:  the Account of a Participant shall be calculated as of the last day of a month; and the annual installment shall be calculated by multiplying the balance by a fraction, the numerator of which is one, and the denominator of which is the remaining number of annual installments due to the Participant.

v.             “Termination of Employment” refers to an Employee’s termination or separation from service with all members of the Company’s Controlled Group.

3.             ELIGIBILITY

The President is hereby eligible to participate in the Plan.  The President of the Company, in his or her sole discretion, may designate from time to time from among those employees of the Company who are part of a select group of management or highly compensated employees within the meaning of Section 201(2), 301(a)(3), and 401(a)(1) of ERISA, those Employees of the Company who are eligible to participate in the Plan for one or more Plan Years and the date upon which each such Employee’s participation may commence.  All designated Employees shall be notified by the President or the Committee of their eligibility to participate.  An Employee shall cease to be eligible when the Employee ceases both (i) to be a member of a select group of management and (ii) to be highly compensated as described in Section 1 above.  The effective date of any such ineligibility shall be the first day of the month coinciding with or next following the date on which the President or Committee provides the Employee with notice of revocation of eligibility.  An Employee’s eligibility to participate in the Plan does not confer upon the Employee any right to continue as an Employee or to any bonus or remuneration of any kind.  If the Committee determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Section 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Committee shall have the right, in its sole discretion, to take whatever measures it deems necessary to preserve the Top Hat status of the Plan.

4.             DEFERRAL OF COMPENSATION

4.1.         Election to Defer.  An Employee who is eligible to participate in the Plan may elect to defer the receipt of Compensation by completing a deferral election form provided or approved by the Company or Committee. Pursuant to the deferral election form, an eligible Employee may elect to defer any whole percentage, up to 100% of his or her Compensation.  At the time an Employee completes a deferral election form, the Employee may designate in writing a specific date upon the occurrence of which the Compensation deferred for any Plan Year, adjusted under Section 5 below, shall be distributed from the Employee’s Account and the rate and form of the distribution.

4.2.         Date and Notice of Deferral Election.  An eligible Employee must submit his or her deferral election form to the Committee no later than the last day of the deferral election period which shall be the ninety-day period ending on the last day preceding the calendar year in which the eligible Employee will render the services for which he or she will earn any part of the Compensation payable to the Employee for service during that year (“Deferral Election Period”).  For the initial Plan Year of the Plan, the first Deferral Election Period shall end no earlier than October 31, 2002.  The deferral election of an eligible Employee that is made in the Employee’s first year of employment with the Company (“New Hire Election”), shall end no earlier than 30 days after his or her first date of employment with the Company.  A New Hire Election shall be effective with respect to Compensation paid after the end of the election period and during the calendar year in which the election is made.

4.3.         Multiple Elections.  An election to defer Compensation shall be effective on the date an eligible Employee delivers a completed deferral election form to the Committee; provided, however, that, if the eligible Employee delivers another properly completed deferral election form to the Committee prior to the close of the Deferral Election Period described in Section 4.2, the deferral election on the form bearing the latest date shall control.  After the last day of the election period, the controlling election made prior to the close of the period shall be irrevocable.  Except with respect to a New Hire Election in order to defer any portion of Compensation earned in any calendar year, an eligible Employee must submit at least one completed deferral election form during the 90-day period immediately preceding the start of that calendar year.

4.4.         No Deferral Adjustments.  After an annual election has taken effect for any Plan Year, a Participant may not increase or decrease the percentage of Compensation to be deferred during that Plan Year, provided, however, that if a Participant is determined to be Disabled, he or she shall be excused from any deferrals for the remainder of his or her Disability, although such person shall otherwise remain a Participant.

5.             DEFERRED COMPENSATION ACCOUNTS

5.1.         Maintenance of Accounts.  The Plan Administrator shall maintain one or more Accounts with respect to any Compensation deferred by an eligible Employee under Section 4 above.  The Plan Administrator shall credit the Account with the full amount of Compensation deferred in any payroll period.  If the Compensation deferred is subject to federal or state employment taxes (e.g., taxes under the Federal Insurance Contributions Act or Federal Unemployment Tax Act), said taxes shall be withheld and deducted from a portion of the Employee’s Compensation not deferred under this Plan.  A Participant or Inactive Participant shall be fully vested at all times in amounts deferred under Section 4 above, as adjusted for any interest accruals, administrative expenses, or distributions as described below.

5.2.         Interest Accruals.  Any amounts credited to the Account of a Participant or Inactive Participant as a result of the deferral of all or part of his or her Compensation shall accrue interest compounded annually.  The accrual of interest begins and the compounding of interest occurs on January 1 of each Plan Year, except for the first Plan Year, where the compounding of interest shall begin on the Effective Date.  The rate at which interest accrues shall be equal to the average of the three-month LIBOR for the calendar year preceding the Plan Year plus 360 basis points, or such higher rate established by the Committee provided, however, that in no event shall the rate be less than five percent (5%) nor greater than twelve percent (12%).  If the full amount of such interest accruals are allocated to a Participant’s Account, any federal, state, or local income or employment tax consequences attributable to interest accruals under this Section 5.2 shall be borne by or inure to the benefit of the Company.  If the Company establishes a rabbi trust for all or a portion of the amounts credited to a Participant’s Account, their earnings or losses on such credited amounts shall be determined under that trust agreement.

5.3.         Unpaid Balances.  The unpaid balance of all Accounts payable under the Plan shall continue to be credited with the accruals of interest as described in Section 5.2 above.

5.4.         Company’s General Assets.  Participant understands and agrees that, except as provided in a rabbi trust adopted by Company, all Compensation deferred under the Plan and all amounts credited to a Participant’s Account under the Plan (a) are the general assets of the Company, (b) may be used in the operation of the Company’s business or in any other manner permitted by law, and (c) remain subject to the claims of the Company’s creditors.  Participant agrees, on behalf of Participant and his or her Beneficiary, that (i) title to any amounts deferred under the Plan or credited to a Participant’s Account remains in the Company and (ii) neither Participant nor his or her Beneficiary has any property interests whatsoever in said amounts, except as general unsecured creditors of the Company.

6.             EFFECT ON EMPLOYEE BENEFITS

Amounts deferred under this Plan or distributed pursuant to the terms of this Plan are not taken into account in the calculation of an Employee’s benefits under any employee pension or welfare benefit program or under any other compensation practice maintained by the Company, except to the extent provided in such program or practice.  However, the benefits provided for a Participant and a Participant’s Beneficiary under this Plan are in addition to benefits available to such Participant or Beneficiary under any other plan or program of the Company.

7.             PAYMENT OF DEFERRED COMPENSATION ACCOUNTS

7.1.         In-Service Withdrawals.

a.             Withdrawals on Previously Specified Dates.  Prior to the termination of his or her employment, a Participant shall receive a withdrawal of amounts deferred in a particular Plan year upon the occurrence of the date and pursuant to the form specified in his or her deferral election form for that Plan Year, under Section 4.1 above, to the extent that such amounts have not been disbursed under this Section 7 prior to that date.

b.             Other Withdrawals.  Prior to the termination of his or her employment, Disability, or an income tax obligation distribution, a Participant may not withdraw any funds from his or her Account, except as provided in paragraph 7.1.a.

7.2.         Termination of Employment.  Subject to a Participant’s or Inactive Participant’s election of a distribution date and form under Section 4.1, upon the Termination of Employment of a Participant or Inactive Participant, the Company shall distribute his or her Account under the Plan, in either (i) a single lump sum or (ii) substantially equal annual installments over a period of fifteen years.  Such selection must be made at the time the election to defer Compensation is made under Section 4.1; in the absence of a timely election, payments shall be made on substantially equal installments over a fifteen-year period commencing on the Start Date.  The payment from the Account shall occur or commence as soon as administratively feasible after the Termination of Employment occurs (“Start Date”).

7.3.         Death Prior to Commencement of Distributions.  Upon the death of a Participant or Inactive Participant prior to the commencement of any distribution under Section 7.2 above, the Accounts of such Participant or Inactive Participant shall be distributed to his or her Beneficiary in a lump sum.  The payment from the Accounts shall occur as soon as administratively feasible after the death of the Participant or Inactive Participant.

7.4.         Death After Commencement of Distributions.  Upon the death of a Participant or Inactive Participant after the commencement of any distribution in accordance with Section 7.2 above, the balance remaining in the Account of such Participant or Inactive Participant shall be distributed to his or her Beneficiary in a lump sum.  The payment from the Accounts shall occur as soon as administratively feasible after the death of the Participant or Inactive Participant.

7.5.         Withholding and Other Tax Consequences.  From any payments made under this Plan, the Company shall withhold any taxes or other amounts which federal, state, or local law requires the Company to deduct, withhold, and deposit.  The Company’s determination of the type and amount of taxes to be withheld from any payment shall be final and binding on all persons having or claiming to have an interest in this Plan or in any Accounts under this Plan.  Any adverse consequences incurred by a Participant or Inactive Participant with respect to his or her participation in the Plan or in connection with a distribution from or vesting under the Plan shall be the sole responsibility of the Participant or Inactive Participant.

7.6.         Vesting.  All benefits accrued under this Plan shall be fully vested at all times.

8.             TRANSFER

8.1.         Outgoing Transfers.  If a Participant under this Plan is transferred to an entity which is a member of the Company’s Controlled Group (“U.S. Entity”) and the Participant shall not be deemed to have terminated employment for purposes of this Plan until the Participant ceases to be employed by a U.S. Entity.

9.             FUNDING

All amounts deferred under this Plan remain or become general assets of the Company.  All payments under this Plan shall come from the general assets of the Company.  The amounts credited to an Employee’s Accounts are not secured by any specific assets of the Company.  This Plan shall not be construed to require the Company to fund any of the benefits provided hereunder or to establish a trust or purchase insurance or other product for such purpose.  The Company may make such arrangements as it desires to provide for the payment of benefits.  Neither an Employee, Participant, or Inactive Participant nor his or her Beneficiary or estate shall have any rights against the Company with respect to any portion of any Account under the Plan except as general unsecured creditors.  No Employee, Participant, Inactive Participant, or Beneficiary has an interest in any Account under this Plan until the Employee, Participant, Inactive Participant, or Beneficiary actually receives payment from the Account.  Notwithstanding the terms of this Section, the Company may, but need not, establish a rabbi trust with respect to all or a portion of a Participant’s Accounts.  Notwithstanding the foregoing, in the event of a Change in Control, (i) if a rabbi trust is in existence at such time, the Company will contribute such amount to the trust as will satisfy all obligations to Participants and Beneficiaries hereunder, and (ii) if no rabbi trust is in existence at such time, the Company will establish an irrevocable rabbi trust and contribute thereto an amount that will satisfy all obligations to Participant and Beneficiaries hereunder.

10.          NON-ALIENATION OF BENEFITS

No Employee, Participant, Inactive Participant, or Beneficiary may, except as otherwise required by law, sell, assign, transfer, convey, hypothecate, encumber, anticipate, pledge, or otherwise dispose of any interest in this Plan or in any Account established under this Plan, and any attempt to do so shall be void.  No portion of any Account shall, prior to receipt thereof, be subject to the debts, contracts, liabilities, or engagements of any Employee, Participant, Inactive Participant, or Beneficiary.  Nothing in the preceding sentence shall prohibit an offset of amounts which the Employee, Participant, Inactive Participant, or Beneficiary owes to the Company at any time when there is distribution of his or her Accounts under this Plan; nor shall any provision of the Plan impede the Company from recovering directly from an Employee, Participant, Inactive Participant, or Beneficiary, or by offset against payments being made to them, any payments to which he or she was not entitled under the Plan.

11.          LIMITATION OF RIGHTS

Nothing in this Plan document or in any related instrument shall cause this Plan to be treated as a contract of employment within the meaning of the Federal Arbitration Act, 9 U.S.C. 1 et. seq., or otherwise shall be construed as evidence of any agreement or understanding, express or implied, that the Company (a) will employ any person at any particular position or level of Compensation, (b) will offer any person initial or continued participation in any commission, bonus, or other compensation program, or (c) will continue any person’s employment with the Company.

12.          NOTICE UNDER WARN

Any amounts paid (i) to any Employee under the Worker Adjustment and Restraining Notification Act of 1988 (“WARN”) or under any other laws regarding termination of employment, or (ii) to any third party for the benefit of said Employee or for the benefit of his or her dependents shall not be offset or reduced by any amounts paid or determined to be payable by the Company to said Employee or to his or her dependents under this Plan.

13.          AMENDMENT OR TERMINATION OF PLAN

a.             The Board of Directors of the Company may modify, suspend, or terminate the Plan in any manner at any time.  Such modification, suspension, or termination shall be in writing and may not reduce any accrued vested benefits allocated to a Participant’s Account under this Plan, but may modify, suspend, or terminate future accruals or allocations under the Plan and may alter any other aspects of the Plan.

b.             In modifying, suspending, or terminating the Plan, or in taking any other action with respect to the implementation, operation, maintenance, or administration of the Plan, the Board of Directors may act by a resolution of the Board or by action of its authorized representative.

c.             This Plan shall terminate immediately if an impartial arbitrator or court of competent jurisdiction finally determines that this Plan is not exempt from the fiduciary, funding, vesting, or plan termination insurance provisions of Title I and Title IV of ERISA.  The Plan shall terminate as of the date of the final determination that it ceased to be exempt; and all Accounts under this Plan shall be distributed to Participants, Inactive Participants, or Beneficiaries at the time and in the manner determined by the Plan Administrator.

14.          LEAVES OF ABSENCE

14.1.       Paid Leave of Absence.  If a Participant is authorized by the Company for any reason to take a paid leave of absence, the Participant shall continue to be regarded as an Employee and the amount that he or she elected to defer shall continue to be contributed to the Plan.

14.2.       Unpaid Leave of Absence.  If a Participant is authorized by the Company to take an unpaid leave of absence from the Company, the Participant shall not be regarded as having a Termination of Employment but shall be excused from making any deferrals pursuant to Section 4.1 until his or her leave of absence has expired.  Upon such expiration the Participant deferrals shall resume for the remaining portion of the Plan Year in which the expiration of the unpaid leave occurs.  If the unpaid leave of absence ends in a subsequent year and the Participant has no deferral election in effect for such subsequent year, he or she shall not be allowed to make any deferral for the remainder of such subsequent Plan Year.

15.          ADMINISTRATIVE PROCEDURES AND DISPUTE RESOLUTION

15.1.       Plan Administrator.  The Plan Administrator shall be the Company.  The Board of Directors may establish an Administrative Committee composed of any persons, including officers or employees of the Company, who act on behalf of the Company in discharging the duties of the Company in administering the Plan.  No Administrative Committee member who is a full-time officer or employee of the Company shall receive compensation with respect to his or her service on the Administrative Committee.  Any member of the Administrative Committee may resign by delivering his or her written resignation to the Board of Directors of the Company.  The Board may remove any Committee member by providing him or her with written notice of the removal.

15.2.       Committee Organization and Procedures.

a.             The President of the Company may designate a chairperson from the members of the Administrative Committee.  The Administrative Committee may appoint, its own secretary, who may or may not be a member of the Administrative Committee and may or may not be a person distinct from the Secretary of the Company.  The Committee secretary shall have the primary responsibility for keeping a record of all meetings and acts of the Administrative Committee and shall have custody of all documents, the preservation of which shall be necessary or convenient to the efficient functioning of the Administrative Committee.  All reports required by law may be signed by the Chairperson or another member of the Administrative Committee, as designated by the Chairperson, on behalf of the Company.

b.             The Administrative Committee shall act by a majority of its members in office and may adopt such rules and regulations as it deems desirable for the conduct of its affairs.

15.3.       Administrative Authority.  The Company and the Committee have complete discretionary authority to perform all functions necessary or appropriate to the operation of the Plan, including, without limitation, authority to (a) construe and interpret the provisions of the Plan document and any related instrument and determine any question arising under the Plan document or related instrument, or in connection with the administration or operation thereof, (b) determine in its sole discretion all facts and relevant considerations affecting the eligibility of any Employee to be or become a Participant; (c) decide eligibility (subject to Section 3) for, and the amount of, benefits for any Participant, Inactive Participant, or Beneficiary; (d) authorize and direct all disbursements under the Plan; and (e) employ and engage such persons, counsel, and agents and to obtain such administrative, clerical, medical, legal, audit, and actuarial services as it may deem necessary in carrying out the provisions of the Plan.  The Company shall be the “administrator” as defined in Section 3(16)(A) of ERISA for purposes of the reporting and disclosure requirements of ERISA and the Code.  The President of the Company, or in his or her absence, the General Counsel of the Company, shall be the agent for service of process on the Plan.

15.4.       Expenses  All expenses (including fees designated by Committee) which are necessary to operate and administer the Plan, including but not limited to expenses incurred in connection with the provisions of Section 15.3, shall be paid directly by the Company.  Such expenses may not be charged against Participant Accounts or reduce the amount of Compensation or interest accruals allocated to Participant Accounts under the Plan. All reasonable costs incurred by a Committee member in the discharge of the Company’s or his or her duties under the Plan shall be paid or reimbursed by the Company.  Such costs shall include fees or expenses arising from the Committee’s retention, with the consent of the Company, of any attorneys, accountants, actuaries, consultants or recordkeepers required by the Committee to discharge its duties under the Plan.  Nothing in the preceding two sentences or in any other provisions of the Plan shall require the Company to pay or reimburse any Committee member or any other person for the cost, liability, loss, fee, or expense incurred by the Committee member or other person in any dispute with the Company; nor may any Committee member or other person reimburse himself, herself, or itself from any Plan contributions for any such cost, liability, loss, fee, or expense.

15.5.       Insurance.  The Company may, but need not, obtain liability insurance to protect its directors, officers, employees, or representatives against liability in the operation of the Plan.

15.6.       Claims Procedure.

a.             A claim for benefits shall be considered filed only when actually received by the Plan Administrator.

b.             Any time a claim for benefits is wholly or partially denied, the Participant, Inactive Participant, or Beneficiary (hereinafter “Claimant”) shall be given written notice of such denial within 90 days after the claim is filed, unless special circumstances require an extension of time for processing the claim.  If there is an extension, the Claimant shall be notified of the extension and the reason for the extension within the initial 90-day period.  The extension shall expire within 180 days after the claim is filed.  Such notice will indicate the reason for denial, the pertinent provisions of the Plan on which the denial is based, an explanation of the claims appeal procedure and appeal time limits set forth herein, and a description of any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary.  The denial will also include a statement describing the Claimant’s right to bring an action under Section 502(a) of ERISA following an adverse determination on review.

15.7.       Appeal Procedures

a.             Any person who has had a claim for benefits denied by the Plan Administrator, or is otherwise adversely affected by the action or inaction of the Plan Administrator, shall have the right to request a review by the Plan Administrator.  Such request must be in writing and must be received by the Plan Administrator within 60 days after such person receives notice of the Plan Administrator’s action.  If written request for a review is not made within such 60-day period, the Claimant shall forfeit his or her right to a review.  The Claimant or a duly authorized representative of the Claimant may review all pertinent documents and submit issues and comments in writing.

b.             The Plan Administrator shall then review the claim.  The Plan Administrator may issue a written decision reaffirming, modifying, or setting aside its former action within 60 days after receipt of the written request for a review, or 120 days if special circumstances require an extension.  The Claimant shall be notified in writing of any such extension within 60 days following the request for a review.  An original or copy of the decision shall be furnished to the Claimant.  A notification of adverse benefit determination shall set forth, in a manner calculated to be understood by the Claimant (i) the specific reason or reasons for the adverse determination; (ii) references to the specific Plan provisions on which the benefit determination is based; (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits; and (iv) describe the Claimant’s right to bring an action under Section 502(a) of ERISA.  The decision shall be final and binding upon the Claimant and the Plan Administrator and all other persons having or claiming to have an interest in the Plan or in any Account established under the Plan.

15.8.       Notices.  Any notice from the Company or the Committee to an Employee, Participant, Inactive Participant, or Beneficiary regarding this Plan may be addressed to the last known residence of said person as indicated in the records of the Company.  Any notice to, or any service of process upon, the Company or the Committee with respect to this Plan may be addressed as follows:

Chief Financial Officer

First Financial Bank

100 E. Lancaster Avenue

Downington, PA 19335

15.9.       Indemnification.  To the extent permitted by law, the Company shall, and hereby does, indemnify and hold harmless any director, officer, or employee of the Company who is or may be deemed to be responsible for the operation of the Plan, from and against any and all losses, claims, damages, or liabilities (including attorneys’ fees and amounts paid, with the approval of the Board, in settlement of any claim) arising out of or resulting from a duty, act, omission, or decision with respect to the Plan, so long as such duty, act, omission, or decision does not involve gross negligence or willful misconduct on the part of such director, officer, or employee.  Any individual so indemnified shall, within 10 days after receipt of notice of any action, suit, or proceeding, notify the President of the Company (or in the President’s absence, or the chief financial officer of the Company) and offer in writing to the President (or in the President’s absence, or the chief financial officer of the Company) the opportunity, at the Company’s expense, to handle and defend such action, suit, or proceeding, and the Company shall have the right, but not the obligation, to conduct the defense in any such action, suit, or proceeding.  An individual’s failure to give the President (or in the President’s absence, or the chief financial officer of the Company) such notice and opportunity shall relieve the Company of any liability to said individual under this Section 15.9.  The Company may satisfy its obligations under this provision (in whole or in part) by the purchase of insurance.  Any payment by an insurance carrier to or on behalf of such individual shall, to the extent of such payment, discharge any obligation of the Company to the individual under this indemnification.

16.          MISCELLANEOUS

16.1.       Alternative Acts and Times.  If it becomes impossible or burdensome for the Company or the Committee to perform a specific act at a specific time required by this Plan, the Company or Committee may perform such alternative act which most nearly carries out the intent and purpose of this Plan and may perform such required or alternative act at a time as close as administratively feasible to the time specified in this Plan for such performance.

16.2.       Masculine and Feminine, Singular and Plural.  Whenever used herein, pronouns shall include all genders, and the singular shall include the plural, and the plural shall include the singular, whenever the context shall plainly so require.

16.3.       Governing Law and Severability.  This Plan shall, except as expressly provided for hereunder, be construed in accordance with the laws of the Commonwealth of Pennsylvania (exclusive of its provisions regarding conflicts of law) to the extent that such laws are not preempted by ERISA or other federal laws.  If any provision of this Plan shall be held illegal or invalid for any reason, such determination shall not affect the remaining provisions of this Plan which shall be construed as if said illegal or invalid provisions had never been included.

16.4.       Facility of Payment.  If the Plan Administrator, in its sole discretion, determines that any Employee, Participant, Inactive Participant, or Beneficiary by reason of infirmity, minority, or other disability, is physically, mentally, or legally incapable of giving a valid receipt for any payment due him or her or is incapable of handling his or her own affairs and if the Plan Administrator is not aware of any legal representative appointed on his or her behalf, then the Plan Administrator, in its sole discretion, may direct (a) payment to or for the benefit of the Employee, Participant, Inactive Participant, or Beneficiary; (b) payment to any person or institution maintaining custody of the Employee, Participant, Inactive Participant, or Beneficiary; or (c) payment to any other person selected by the Plan Administrator to receive, manage, and disburse such payment for the benefit of the Employee, Participant, Inactive Participant, or Beneficiary.  The receipt by any such person of any such payment shall be a complete acquittance therefor; and any such payment, to the extent thereof, shall discharge the liability of the Company, the Committee, and the Plan for any amounts owed to the Employee, Participant, Inactive Participant, or Beneficiary hereunder.  In the event of any controversy or uncertainty regarding who should receive or whom the Plan Administrator should select to receive any payment under this Plan, the Plan Administrator may seek instruction from a court of proper jurisdiction or may place the payment (or Account) into such court with final distribution to be determined by such court.

16.5.       Correction of Errors.  Any crediting of Compensation or interest accruals to the Accounts of any Employee, Participant, Inactive Participant, or Beneficiary under a mistake of fact or law shall be returned to the Company.  If an Employee, Participant, Inactive Participant, or Beneficiary in an application for a benefit or in response to any request by the Company or the Plan Administrator for information, makes any erroneous statement, omits any material fact, or fails to correct any information previously furnished incorrectly to the Company or the Plan Administrator, or if the Plan Administrator makes an error in determining the amount payable to an Employee, Participant, Inactive Participant, or Beneficiary, the Company or the Plan Administrator may correct its error and adjust any payment on the basis of correct facts.  The amount of any overpayment may be deducted from or added to the next succeeding payments, or the Plan Administrator may make a request for reimbursement from the Employee, Participant, Inactive Participant or Beneficiary as directed by the Plan Administrator.  The Plan Administrator and the Company reserve the right to maintain any action, suit, or proceeding to recover any amounts improperly or incorrectly paid to any person under the Plan or in settlement of a claim or satisfaction of a judgment involving the Plan.

16.6.       Missing Persons.  In the event a distribution of a part or all of an Account is required to be made from the Plan to an Employee, Participant, Inactive Participant, or Beneficiary, and such person cannot be located, the relevant portion of the Account shall remain subject to the Plan and, if treated as a forfeiture, shall be used to defray the Company’s contribution obligation under this Plan.  If the affected Employee, Participant, Inactive Participant, or Beneficiary later contacts the Company, his or her portion of the Account shall be reinstated and distributed as soon as administratively feasible.  Prior to forfeiting any Account, the Company shall attempt to contact the Employee, Participant, Inactive Participant, or

Beneficiary by return receipt mail (or other carrier) at his or her last known address according to the Company’s records and, where practical, by letter-forwarding services offered through the Internal Revenue Service, or the Social Security Administration, or such other means as the Plan Administrator deems appropriate.

IN WITNESS WHEREOF, the designated officer has executed this document on the date set forth adjacent to his or her signature below.

First Financial Bank

Dated:	January 22, 2003	By:	/s/ Albert S. Randa

		Title:	Chief Financial Officer